Exhibit 5.1

DLA Piper LLP (US)

701 Fifth Avenue, Suite 7000

Seattle, Washington 98104-7044

www.dlapiper.com

T   206.839.4800

F   206.839.4801

October 2, 2017

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 9450

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to OncoCyte Corporation, a California corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 filed on October 2, 2017 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time of the following securities of the Company:

(i)	common stock, no par value per share (the “Common Stock”);

(ii)	preferred stock, no par value per share (the “Preferred Stock”);

(iii)	debt securities (the “Debt Securities”);

(iv)	warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and

(v)	units comprised of one or more shares of Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Offered Securities”).

The Offered Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $50,000,000. As used herein, “Transaction Agreements” means the Warrant Agreement, the Unit Agreement, the Indenture (each as defined herein) and the supplemental indentures and officer’s certificates issued pursuant thereto.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have been advised by the Company, and for purposes of this opinion, we have assumed that:

1.	the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Board (the “Board”), or in an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”), to be approved by the Board and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2.	the Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement (the “Indenture”);

3.	the particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

4.	any series of Warrants may be issued pursuant to a form of warrant and/or a warrant agreement to be entered into by the Company and a financial institution as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

5.	the Units may be issued pursuant to one or more unit agreements to be entered into by the Company, a financial institution as unit agent and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “SEC”) describing the Offered Securities offered thereby; (vii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized capital stock, a number of shares of Common Stock or Preferred Stock sufficient to issue all Offered Securities pursuant to the Registration Statement; (x) the certificates representing the Offered Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights will be set forth in the Articles of Incorporation or the Articles of Incorporation grant to the Board the power to confer such voting or inspection rights and the Board will have conferred such rights.

We have examined the Registration Statement, including the exhibits thereto. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, solely with respect to our opinions expressed in Paragraphs 1 and 2 below, the California Corporations Code, and in each case individually, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

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Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.	The Common Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Common Stock in exchange for consideration that the Board or such committee determines as adequate (“Common Stock Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2.	The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been duly established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Board, or an amendment to the Articles of Incorporation approved by the Board and shareholders, has been filed with the State of California, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Articles of Incorporation and Bylaws of the Company, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3.	Any series of Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms in accordance with the laws of the State of New York, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of the Offered Debt Securities in exchange for consideration that the Board or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law, (iii) the terms of the Offered Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Articles of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement and any officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4.	Any series of Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms in accordance with the laws of the State of New York, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of the Offered Warrants in exchange for consideration that the Board or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Offered Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Offered Warrants, (ii) the Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered, (iii) the terms of the offer, issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Offered Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

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5.	Any Units to be offered pursuant to the Registration Statement (the “Offered Units”) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms in accordance with the laws of the State of New York, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of the Offered Units in exchange for consideration that the Board or such committee determines as adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Offered Units are to be issued, their form and content and the consideration for which the Offered Units are to be issued, (ii) the Unit Agreement relating to the Offered Units has been duly authorized, executed and delivered, (iii) the terms of the offer, issuance and sale of the Offered Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Offered Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Offered Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, and (vi) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

The opinions stated herein are subject to the following qualifications:

(a)	the enforceability of any document, instrument or the Offered Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles;

(b)	we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)	we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)	except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e)	we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(f)	to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

(g)	we have assumed that the laws of the State of New York will be chosen to govern the Indenture, Debt Securities, Warrant Agreements, Warrants, Unit Agreements and Units and that such choice is and will be a valid and legal provision;

(h)	we call to your attention that, irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(i)	we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

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(j)	we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, and Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, or depositary;

(k)	enforceability may be limited to the extent that remedies are sought by a party with respect to a breach that a court concludes is not material or does not adversely affect such party;

(l)	enforceability may also be limited by any unconscionable, inequitable or unreasonable conduct on the part of such party seeking enforcement, defenses arising from such party’s failure to act in accordance with the terms of the Transaction Agreements, defenses arising as a consequence of the passage of time, defenses arising as a result of a party’s failure to act reasonably or in good faith or to comply with the terms of the Transaction Agreements, or defenses arising from the failure or potential failure of an interest to vest within an applicable period of time or from an unreasonable restraint on alienation;

(m)	we express no opinion on the enforceability of self-help or other non judicial remedies to the extent that the exercise of such remedies breaches the peace or involves the use of force;

(n)	we express no opinion on the enforceability of any provision of the Transaction Agreements requiring any party to waive any procedural, judicial or substantive rights or defenses, such as rights to notice, right to a jury trial, rights to counter claim or set off, statutes of limitation, appraisal or valuation rights, and marshaling of assets, or any provisions for judgment by confession, or any provisions purporting to waive any right to damages;

(o)	we express no opinion with respect to the availability of specific performance, injunctive relief or other equitable remedies with respect to any of the provisions of the Transaction Documents;

(p)	we express no opinion on the enforceability of any provisions permitting modifications of the Transaction Agreements only if in writing, or stating that the provisions of the Transaction Agreements are severable; and requirements in the Transaction Agreements specifying that provisions may only be waived in writing or that written consents are required may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such document;

(q)	we express no opinion as to the enforceability of any provision of the Transaction Agreements that purports to create a trust, power of attorney, or other fiduciary relationship, or that provides that the decision of any particular person will be conclusive or binding on others; and

(r)	we express no opinion as to any provision of the Transaction Agreements which purport to require indemnification with respect to any matter arising out of the indemnitee’s negligence, gross negligence or willful misconduct or any violations of statutory duties, general principles of equity or public policy, including the award of attorneys’ fees and costs.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Offered Securities or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

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